SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2010, Wabash National Corporation (the “Company”) amended the warrant issued on August 3, 2009 (the “Warrant,” and, as amended, the “Replacement Warrant”) to Trailer Investments, LLC (“Trailer Investments”), a wholly-owned entity of Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc. The amendment was made in connection with closing of the Company’s previously announced public offering (the “Offering”) of its common stock, par value $0.01 per share (the “Common Stock”), which included 16,137,500 shares sold by Trailer Investments pursuant to a partial exercise of the Warrant, as described further below under Item 3.02 of this Report. The Warrant was amended pursuant to the Consent and Waiver between the Company and Trailer Investments dated May 24, 2010 (the “Consent”), which Consent was entered into, among other things, to permit the Offering and was previously filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2010. On May 28, 2010, the Warrant was modified so that it will not adjust based upon any limitation on the Company’s ability to fully utilize its net operating loss carryforwards and was increased by a fixed number of 750,000 shares in lieu of the market price anti-dilution adjustment (the “Market Price Anti-Dilution Adjustment”) that would have otherwise applied as a result of the Offering. The foregoing description is qualified in its entirety by reference to the Replacement Warrant, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and which replaces in its entirety the Warrant as originally issued

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

As disclosed by the Company in its Form 8-K filed on August 4, 2009 (the “Original 8-K”), the Company issued the Warrant to Trailer Investments, LLC on August 3, 2009, at which time the Warrant was immediately exercisable at $0.01 per share for 24,762,636 newly issued shares of common stock representing 44.21% of the issued and outstanding common stock of the Company on August 3, 2009, after giving effect to the issuance of the shares underlying the Warrant, subject to upward adjustment to maintain that percentage if then currently outstanding options are exercised. As originally issued, the Warrant was exercisable for cash or was convertible into common stock under a customary “cashless exercise” fixture based upon the trading price of the common stock at the time of exercise. The Warrant also contained customary anti-dilution adjustment features for stock splits and the like as well as future issuances of stock or derivative securities that have sale or exercise prices below the then current market price or $0.54.

On May 27, 2010, the Company issued 16,137,500 shares of the Common Stock to Trailer Investments (the “Warrant Shares”) upon the partial net exercise of the Warrant in connection with the Offering. The partial net exercise of the Warrant was made by Trailer Investments via the forfeiture of 22,811 shares of Common Stock under the Warrant. The Warrant Shares were issued by the Company in a transaction exempt from registration in reliance on Section 3(a)(9) under the Securities Act of 1933, as amended (the “Securities Act”) as no commission or other remuneration was paid or given for the net exercise and in reliance on Section 4(2) under the Securities Act as a transaction not involving a public offering.

On May 28, 2010 the Company issued the Replacement Warrant to Trailer Investments, which also covers an additional 750,000 shares of Common Stock in lieu of the Market Price Anti-Dilution Adjustment that would of otherwise applied as a result of the Offering. As a result of the issuance of the Warrant Shares and the partial net exercise of the Warrant, the Replacement Warrant as issued on May 28, 2010 is now initially exercisable for 9,355,865 shares. Except as described in Item 1.01 and for the change in the number of shares for which the Replacement Warrant is exercisable, the Replacement Warrant has the same terms as the Warrant. The number of shares for which the Replacement Warrant is exercisable continues to be subject to upward adjustment if currently outstanding options are exercised. The Replacement Warrant continues to be exercisable for cash or convertible into common stock under a customary “cashless exercise” feature based upon the trading price of the common stock at the time of exercise and continues to contain customary anti-dilution adjustment features for stock splits and the like as well as future issuances of stock or derivative securities that have sale or exercise prices below the then current market price or $0.54. The shares of Common Stock issuable upon exercise of the Replacement Warrant, when and if exercised, will be issued in reliance on Section 4(2) under the Securities Act and potentially Regulation D promulgated thereunder in a transaction not involving a public offering and/or in reliance on Section 3(a)(9) under the Securities Act as an exchange of securities if exercised under the cashless exercise feature.

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Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

With a portion of the proceeds of the Offering, on May 28, 2010 the Company redeemed (the “Redemption”) all outstanding shares of the Company’s Series E redeemable preferred stock (the “Series E Preferred”), Series F redeemable preferred stock (the “Series F Preferred”), and Series G redeemable preferred stock (the “Series G Preferred”, and together with the Series E Preferred and Series F Preferred, the “Series E-G Preferred Stock”).

As previously disclosed in the Original 8-K filed on August 4, 2009, as a result of its ownership of the Series E-G Preferred Stock Trailer Investments had significant rights pursuant to the applicable certificates of designation for the Series E-G Preferred Stock and pursuant to the Investor Rights Agreement dated August 3, 2009 between the Company and Trailer Investments (the “Investor Rights Agreement”).  As a result of the Redemption, except for the payment in connection with a change of control described below, Trailer Investments no longer has the rights described in the Original 8-K that arise out of the certificates of designation for the Series E-G Preferred Stock and no longer has those rights that are described in the Original 8-K as lasting only until the “Preferred Expiration Date,” as that term is described in the Original 8-K.

If a change of control of the Company (e.g., more than 50% of the voting power is transferred or acquired by any person other than Trailer Investments and its affiliates unless Trailer Investments or its affiliates acquire the Company) as defined in the certificates of designation for the Series E-G Preferred Stock occurs within twelve months of the date of the Redemption, Trailer Investments will be entitled to receive an aggregate payment equal to $74,576,877, which is equivalent to the difference between what it received in the Redemption and what it would have been entitled to receive on the date of the Redemption if a change of control had occurred on that date.

Trailer Investments continues to have other rights pursuant to the terms of the Investor Rights Agreement and its Warrant.  These rights include registration rights that are described in the Original 8-K under the heading Registration Rights, as well as certain rights upon events of default that are described under the heading Events of Default in the Original 8-K, although Events of Default are now limited to events that occur as a result only of breach of the covenants in the Investor Rights Agreement that are in force after the Preferred Expiration Date as described in the Investor Rights Agreement.

The Investor Rights Agreement also continues to provide that until the time that Trailer Investments and its affiliates, including investors in funds controlled by Lincolnshire Management, Inc. (collectively with Trailer Investments, the “Trailer Investors”), cease to hold or cease to beneficially own at least 10% of the issued and outstanding common stock of the Company, the Trailer Investors have the right to nominate five directors (the “Investor Directors”) to be elected to the Company’s twelve member board of directors. (For the election at our 2010 annual meeting of stockholders, the Trailer Investors agreed to only nominate four directors for election to a ten member board of directors.)  Subject to the reasonable approval of the nominating and corporate governance committee of the board of directors and the satisfaction of all legal and governance requirements regarding committee membership, at the request of the Trailer Investors the Investor Directors have proportional representation on each committee of the board of directors, other than the Audit Committee, and each subsidiary of the Company. The Investor Rights Agreement also provides that the Company pay the reasonable expenses of the Investor Directors, but that the Investor Directors are not entitled to receive compensation for their service on the board of directors. The Company also committed to enter into an indemnification agreement with each Investor Director, which is described in Item 5.02 of the Original 8-K.  The Company also agreed to permit Trailer Investors holding a majority of the Registrable Securities to designate a non-voting observer to the board of directors so long as it beneficially owns at least 2% of the Company’s common stock.

The foregoing description of the remaining rights held by Trailer Investments and the Trailer Investors are qualified in their entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.1 to the Original 8-K and to the description thereof in the Original 8-K, which is incorporated by reference herein.

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Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 28, 2010, the Company closed the Offering, which consisted of 11,750,000 shares of common stock sold by the Company and 16,137,500 shares of common stock sold by Trailer Investments as selling stockholder, each at a purchase price per share of $6.50 (the “Offering”). The shares of common stock sold in the Offering by Trailer Investments included 3,637,500 shares sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares to cover over-allotments. A copy of the Company’s press release dated May 28, 2010 is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Replacement Warrant to Purchase Shares of Common Stock issued on May 28, 2010

99.1	Wabash National Corporation press release dated May 28, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: June 3, 2010	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Exhibit

10.1	Replacement Warrant to Purchase Shares of Common Stock issued on May 28, 2010

99.1	Wabash National Corporation press release dated May 28, 2010